EXHIBIT 10.2

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of 15th November 2019, by and between Charteris, Mackie, Baillie & Cummins Limited a company incorporated under the laws of England and Wales (“Assignor”) and Black Cactus Global. Inc. a company incorporated in the State of Florida, United States of America (“Assignee”) and Assignor and Assignee may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor has granted a Non-Exclusive Software Licensee dated 20th February 2019 to Benchmark Advisors (Bahamas) Limited to use certain proprietary Software, Know-How and Copyrights (collectively, the “Sublicensed Materials”) which Assignor licensed from Black Cactus Holdings LLC.

WHEREAS, Assignee wishes to acquire an assignment of the Non-Exclusive Software License granted to Benchmark Advisors (Bahamas) Limited (the “Assignment’) from Assignor, and

WHEREAS, Assignor is willing to grant the Assignee an assignment of the Non-Exclusive Software License granted to Benchmark Advisors (Bahamas) Limited on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follow:

1. CLOSING.

1.1 Closing. Subject to satisfaction of the conditions in Section 2, the closing of the granting of the Assignment under this Agreement (the “Closing”) shall occur at a place mutually acceptable to Assignor and Assignee on 15th November 2019, or such other date that is mutually acceptable to Assignor and Assignee (the “Closing Date”). All transactions which are to take place at the Closing shall be considered to have taken place simultaneously and no delivery or payment shall be considered to have been made until all the transactions have been completed.

2. CONDITIONS TO CLOSLNG.

2.1 Conditions to Each Party’s Obligation to Complete the Closing. The respective obligations of the Parties to complete the Closing are subject to the waiver by both Assignor and Assignee or the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)	The resignation of all the current Board of Directors of the Assignee and the appointment of Lawrence P. Cummins and three non-executive independent Directors nominated by the Assignor

(b)

The resignation of all the current Officers of the Assignee and the appointment of Laurence P. Cummins as its President. After undertaking a review of the future plans of the Assignee, the Board of Directors will appoint a Chief Executive Officer.

(c)

Proof satisfactory to the Assignor that a fair resolution in writing has been entered into with Mr. Harpreet Sangha, his family and his known associates for the cancellation of the shares of the Assignee currently owned by them.

(d)	The Assignor in its sole discretion is satisfied with the possibility of lifting the Cease Trade Order issued by the British Columbia Securities Commission against the shares of the Assignee.

(e)	Proof satisfactory to the Assignor that the necessary steps have commenced to bring all the Assignee’s filing with the appropriate Regulatory Authority up to data.

(f)

The Assignee has a written sweetness with Bellridge Capital LP to provides Line of Credit of up to United States Dollars Five Million (US$5,000,000.00) on terms that are acceptable to the Assignor and Bellridge Capital LP has advanced United States Dollars Two Hundred and Fifty Thousand (US$250,000.00) of this financing to the Assignor on behalf of the Assignee.

(g)	The Assignor has completed an assignment of the Software License Agreement with Benchmark Advisors (Bahamas) Limited dated 20” February 2019

(h)

Representations and Warranties. The representations and warranties of each of Assignor and Assignee set forth below shall be true and coma in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of such dates (except to the extent any such representation or warranty is made as of a specified date, which such representation or warranty shall be true and correct in all respects as of such specified date).

3. REPRESENTATIONS AND WARRANITES OF ASSIGNOR.

Assignor hereby represents and warrants to Assignee as follows:

3.l Organization and Qualification. Assignor is duly organized, validly existing and in good standing under the laws of England and Wales and has the requisite corporate power and authority to can on its business as it is now being conducted.

3.2 Ownership of Sublicensed Materials. Assignor has good and marketable license to the Sublicensed Materials, free and clear of any and all mortgages, liens, encumbrances. pledges and security interests except as provided for in the license agreement between Assignor and Black Cactus Holdings LLC.

3.3 Brokers and Finders. Assignor has not incurred or taken any action that may give rise to any liability for brokerage fees, commissions or finder’s fees in connection with the transaction contemplated by this Agreement.

3.4 Noncontravention. Neither the execution and delivery of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution statute, regulation• rule to which Assignor is subject or, to the knowledge of Assignor, any injunction, judgment. order, decree. ruling, charge or other restriction of any government, governmental agency, or court to which Assignor is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, creme in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract. License, instrument, or other arrangement to which Assignor is a party or by which he is bound or to which any of the Sublicensed Materials is subject (or result in the imposition of any security interest upon any of the Sublicensed Materials).

3.5 No Litigation. (a) There are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims or demands of any kind pending or, to the best of the Assignor’s knowledge, threatened relating to or involving the Sublicensed Materials; (b) there are no injunctions. judgments, orders or decrees of any kind which are outstanding against the Sublicensed

Materials: and (c) the Assignor is not charged, or to the best of Assignor’s knowledge, threatened with, or under investigation with respect to, any alleged violation of any provision of any law (including rules, regulations and codes) relating to or involving the Sublicensed Materials.

3.6 Investment Representations, Information. The Assignor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Assignee which have been requested by Assignor or its advisors. The Assignor and its advisors, if any, have been afforded the opportunity to ask questions of Assignee. Notwithstanding the foregoing, Assignee has not disclosed to Assignor any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Assignor. The Assignor is not aware of any facts that may constitute a breach of any of Assignees representations and warranties made herein.

3.7 Assignor is (a) the exclusive Licensee of the Sublicensed Materials, (b) has full power and authority to enter into this Agreement, and to perform all obligations hereunder. (c) except for a license to the Assignee has not granted any entity other than the Assignee any right to use the Sublicensed Materials, (d) the use of the Sublicensed Materials do not infringe upon or violate any third party’s intellectual property rights and (e) Assignor may gram the Assignment pursuant to this Agreement.

4. REPRESENTATIONS AND WARRANITES OF ASSIGNEE.

Assignee hereby represents and variants to Assignor as follows:

4.1 Organization and Qualification. Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.2 Authority. Assignee has all requisite corporate power and authority to execute and deliver this Agreement and to perform each of its respective obligations under this Agreement (and under all documents required to be executed and delivered and actions to be performed by Assignee pursuant hereto). The execution. delivery and performance of this Agreement and the agreement contemplated hereby and the transaction contemplated hereby and thereby has been duly and validly authorized by corporate action on the part of Assignee.

4.3 Enforceability. This Agreement constitutes a valid and binding agreement of Assignee enforceable against it in accordance with its tams, subject to (1) applicable bankruptcy, insolvency. reorganization, moratorium and other similar laws of grand application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

4.4 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transaction and performance of the terms and conditions contemplated hereby by Assignee will (i) conflict with or result in a violation or breach of or default under any provision of the articles of incorporation, by-laws, or other similar governing documents of Assignee or any material agreement, indenture or other instrument under which Assignee is bound, or (ii) violate or conflict with any Law applicable to Assignee.

5. MISCELLANEOUS

5.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Panics and delivered to the other Party.

5.2 Governing Law; Jurisdiction; Venue. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.3 Arbitration; Waiver of  Trial. Assignor and Assignee hereby agree that any dispute shall be submitted to final and binding arbitration and that the Parties shall not be entitled to a trial by jury.

5.4 Entire Agreement . This Agreement and any Appendices, Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties, either written or oral, between the Parties other than those set forth or referred to herein.

5.5 Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated and, except as otherwise may be agelessly provided herein. each party shall pay its ours fees, expenses and disbursements and those of its respective agents, representatives, consultants, accountants and counsel incurred in connection with this Agreement and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by such party under this Agreement.

5.6 Notices. Unless otherwise expressly provided to this Agreement all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission with “answer back” or other “advice of receipt” obtained in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid, provided that, notice received by telex, telecopy. telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice stall be deemed received on the first Business Day following the date of such electronic receipt.

Notices to Assignor shall be addressed as follows:

Charteris, Mackie, Baillie & Cummins Limited

The Coach House

Stoke Park

Stoke Bruerne, Towcester

Northamptonshire NNI 2 7R2

Attention:

Email:

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other persona Assignor may designate by written notice to Assignee.

Notices to Assignee shall be addressed to:

Black Cactus Global, Inc

8275 S. Eastern Avenue

Las Vegas

Nevada 89123

Attention:

Email:

or at such other address or to such other telecopy. telefax or other facsimile or electronic transmission number and to the attention of such other person as Assignee may designate by written notice to Assignor.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the respective rights and obligations of the Panics shall not be assignable or by any Party without the express written consent of the non-assigning or non-delegating Party, such consent shall not unreasonably be withheld.

5.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought which instrument and expressly identified as a modification or amendment. Any Party may, only by an instrument in writing and expressly identified as a waiver, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

5.9 Appendices, Schedules and Exhibits. All Appendices, Schedules and Exhibits hereto which am referred to herein are hereby made a part of this Agreement and incorporated herein by such reference.

5.10 Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In constructing this Agreement:

(a)	examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)	the word “includes” and its derivatives means -includes, but is not limited to” and corresponding derivative expressions;

(c)

a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place what it is defined;

(d)

each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail;

(e)	the term “cost” includes expense and the term “expense” includes cost;

(f)	the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof; and

(g)	“include” and “including” shall mean include or including without limiting the generality of the description of the preceding term.

5.11 Agreement for the Parties’ Benefit Only. This Agreement is for the sole benefit of the Assignor, Assignee and their respective successors and assigns as permitted herein and no third party shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or arrangement contained herein, receive any rights hereunder or be a third party beneficiary of the Agreement.

5.12 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any laws of England and Wales (the “Law”), this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Assignor

By: _______________________

Name: _____________________

Title: ______________________

Assignee

By: _______________________

Name: _____________________

Title: ______________________

ACKNOWLEDGED AND ACCEPTED this 15th day of November 2019

Benchmark Advisors (Bahamas) Limited

By: _______________________

Name: _____________________

Title: ______________________